UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2025
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2025, the Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Registrant”), upon a March 11, 2025 recommendation of the Compensation Committee of the Board, appointed Reza Kasnavi, currently a named executive officer of the Registrant, to the new position of Executive Vice President, Chief Operations and Technology Officer of the Registrant, effective as of March 15, 2025 (the “Promotion Date”).
Mr. Kasnavi’s annual base salary will increase from $650,000 to $700,000, effective as of the Promotion Date. In addition, under the Registrant’s Fiscal Year 2025 Executive Incentive Plan (the “FY2025 EIP”) and effective as of the Promotion Date, the amount of cash incentive awards that Mr. Kasnavi will be eligible to earn if the Registrant achieves its target performance metrics for the Registrant’s 2025 fiscal year will increase from eighty percent (80%) of his prior base salary to ninety percent (90%) of his new base salary, with the opportunity to earn up to a maximum of two times the target awards to the extent the Registrant exceeds its target performance metrics in the Registrant’s 2025 fiscal year. Any cash incentive award paid to Mr. Kasnavi under the FY2025 EIP will be prorated based on the Promotion Date.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

March 14, 2025	By:	/s/ Kris Sennesael
	Name:	Kris Sennesael
	Title:	Senior Vice President and Chief Financial Officer